EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-217220) and Form S 8 (333-205202 and 333-205196) of Fogo de Chão, Inc. of our report dated March 8, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, TX
March 8, 2018